PROSPECTUS SUPPLEMENT NO. 1
(TO PROSPECTUS DATED DECEMBER 24, 1997)
                                                             FILED PURSUANT TO
                                                              RULE 424 (b) (3)
                                                             FILE NO. 333-36557

                          PREMIERE TECHNOLOGIES, INC.

                                 $172,500,000

                5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004

                               ----------------

  This Prospectus Supplement relates to the offering for resale from time to time (the "Offering") by the holders of $172,500,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2004 (the "Notes") of Premiere Technologies, Inc., a Georgia corporation ("Premiere" or the "Company") and the shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company issuable upon the conversion of the Notes (the "Conversion Shares").

  This Prospectus Supplement is not complete without, and may not be delivered or utilized except together with, the Prospectus dated December 24, 1997. All capitalized terms used but not defined in this Prospectus Supplement shall have the meanings given them in the Prospectus.

  The line items "Natwest Securities Corporation . . . 1,772,800, 53,721,
53,721," "Associated Electric & Gas Insurance Services, Ltd. . . . 13,250,000,
401,515, 410,515" and "Forest Fulorum Fund, L.P. . . . 530,000, 16,060,
16,060" contained in the table set forth in the Prospectus under the caption "Selling Securityholders" are hereby deleted in their entirety and replaced with the following:

Natwest Securities Corporation....................... 17,728,000 537,212 537,212
Associated Electric & Gas Insurance Services, Ltd....    250,000   7,575   7,575
Forest Fulcrum Fund, L.P.............................    530,000  16,060  16,060

  The following information is hereby added to the table set forth in the Prospectus under the caption "Selling Securityholders" with respect to the principal amount of the Notes beneficially owned and offered by each Selling
Securityholder and the number of shares of Common Stock beneficially owned that may be offered from time to time pursuant to the Prospectus:

Minnesota Power & Light..............................    500,000  15,151  15,151

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THE PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

                               ----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS  THE
    COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  PASSED  UPON  THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO  THE
       CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 15, 1998